Exhibit 99.1

AMD News Release

EDITORIAL CONTACT: Drew Prairie (512) 602-4425 drew.prairie@amd.com	INVESTOR CONTACT: Ruth Cotter (408) 749-3887 ruth.cotter@amd.com

AMD Reports Fourth Quarter and Annual Results

SUNNYVALE, Calif. — Jan. 22, 2009 — AMD (NYSE:AMD) today reported fourth quarter 2008 revenue from continuing operations1 of $1.162 billion. Fourth quarter 2008 revenue decreased 35 percent compared to the third quarter of 2008 and 33 percent compared to the fourth quarter of 2007. Fourth quarter 2008 revenue was down 28 percent sequentially, excluding third quarter 2008 process technology license revenue of $191 million.

In the fourth quarter of 2008, AMD reported a net loss of $1.424 billion, or $2.34 per share. For continuing operations, fourth quarter 2008 loss was $1.414 billion, or $2.32 per share, and the operating loss was $1.274 billion. The results for continuing operations include an unfavorable impact of $996 million, or $1.64 per share as described in the table below. Loss from discontinued operations was $10 million, or $0.02 a share.

For the year ended December 27, 2008, AMD achieved revenue of $5.808 billion. Fiscal 2008 net loss was $3.098 billion. AMD reported revenue of $5.858 billion and a net loss of $3.379 billion for fiscal 2007.

Reconciliation of GAAP to Non-GAAP Net Loss1,2,3

(Millions except per share amounts)	Q4-08		Q3-08		Q4-07
GAAP net loss / EPS	$(1,424)	$(2.34)	$(127)	$(0.21)	$(1,772)	$(3.06)
Loss from discontinued operations	(10)	(0.02)	(150)	(0.25)	(474)	(0.82)
Income (loss) from continuing operations	(1,414)	(2.32)	23	0.04	(1,298)	(2.24)
ATI impairment of goodwill and acquired intangible assets	(684)	(1.12)	(2)	—	(1,132)	(1.96)
Incremental write-down of inventory	(227)	(0.37)	—	—	—	—
Process technology license revenue	—	—	191	0.31	—	—
Marketable securities net impairment charges	(21)	(0.03)	(9)	(0.01)	(69)	(0.12)
Amortization of acquired intangibles, integration and other charges	(30)	(0.05)	(30)	(0.05)	(50)	(0.09)
Restructuring charges	(50)	(0.08)	(9)	(0.01)	—	—
Tax benefit from ATI acquisition-related charges	—	—	—	—	46	0.08
The Foundry Company formation costs	(23)	(0.04)	(4)	(0.01)	(3)	(0.01)
Gain on debt buyback	39	0.06	—	—	—	—
Non-GAAP net loss	$(418)		$(114)		$(90)

[1]

During the fourth quarter of 2008, the Company determined that the discontinued operation classification criteria for the Handheld business unit were no longer met. Accordingly, the results of the Handheld business have been reclassified from discontinued operations to continuing operations. Prior periods have been recast to conform to current period.

-more-

Reconciliation of GAAP to Non-GAAP Operating Income (Loss)1,2,3

(Millions)	Q4-08	Q3-08	Q4-07
GAAP operating income (loss)	$(1,274)	$122	$(1,187)
ATI impairment of goodwill and acquired intangible assets	(684)	(2)	(1,132)
Incremental write-down of inventory	(227)	—	—
Process technology license revenue	—	191	—
Amortization of acquired intangibles, integration and other charges	(30)	(30)	(50)
Restructuring charges	(50)	(9)	—
The Foundry Company formation costs	(23)	(4)	(3)
Cost of fair value adjustment of acquired inventory	—	—	—
Non-GAAP operating loss	$(260)	$(24)	$(2)

In the third quarter of 2008, AMD had revenue from continuing operations of $1.797 billion, including process technology license revenue of $191 million, a net loss of $127 million, income from continuing operations of $23 million and operating income of $122 million. In the fourth quarter of 2007, AMD had revenue from continuing operations of $1.737 billion, a net loss of $1.772 billion, a loss from continuing operations of $1.298 billion and an operating loss of $1.187 billion.

“Although industry visibility is poor, our priorities remain clear and achievable,” said Dirk Meyer, AMD’s president and CEO. “We remain focused on further reducing our breakeven point through targeted restructuring actions while ensuring we execute our highly-competitive product and technology roadmaps. We made significant progress toward the creation of ‘The Foundry Company’ in the quarter, and anticipate closing the transaction in February. We expect our ongoing restructuring actions and asset smart strategy, combined with the strength of our innovative product offerings, will leave us well positioned for a global market recovery.”

Fourth quarter 2008 gross margin was 23 percent, including a negative impact of 20 percentage points due to a $227 million incremental write down of inventory due to weak market conditions. Third quarter 2008 gross margin was 51 percent, 45 percent excluding process technology license revenue.

2	In this press release, in addition to GAAP financial results, AMD has provided non-GAAP financial measures for net loss, operating income (loss) and gross margin. These non-GAAP financial measures exclude certain adjustments as reflected in the tables in this press release. Management believes this non-GAAP presentation makes it easier for investors to compare current and historical period operating results.

3	Refer to corresponding table at the end of this press release for annual data.

2	-more-

Reconciliation of GAAP to Non-GAAP Gross Margin2,3

(Millions, except percentages)	Q4-08	Q3-08	Q4-07
GAAP Gross Margin	$272	$916	$769
GAAP Gross Margin %	23%	51%	44%
Incremental write-down of inventory	(227)	—	—
Process technology license revenue	—	191	—
Non-GAAP Gross Margin	$499	$725	$769
Non-GAAP Gross Margin %*	43%	45%	44%

*	For Q3-08 the revenue number used in the gross margin percent calculation excludes $191 million of process technology license revenue

Segment Information3

(Millions)	Q4-08	vs Q3-08	vs Q4-07
Computing Solutions (including process technology license revenue in Q3-08)
Revenue	$873	-37%	-38%
Microprocessor Units		down	down
Microprocessor Average Selling Prices (ASP)		down	down
Graphics (including game console royalties)
Revenue	$270	-30%	-8%
Graphic Processor Units		down	down
Graphic Processor Average Selling Prices (ASP)		up	up

Current Outlook

AMD’s outlook statements are based on current expectations of its continuing operations. The following statements are forward looking, and actual results could differ materially depending on market conditions and the factors set forth under “Cautionary Statement” below.

In light of the current macroeconomic conditions, very limited visibility and continued corrections in the supply chain, AMD expects first quarter 2009 revenue to decrease from the fourth quarter 2008.

Additional Highlights

•

The formation of ‘The Foundry Company’ remains on track to close in February. AMD and the Advanced Technology Investment Company (ATIC) obtained clearance from the Committee on Foreign Investment in the United States (“CFIUS”) regarding the creation of “The Foundry Company”. In addition, the Empire State Development Corporation and the New York Public Authorities Control Board approved the transfer of development incentives from AMD to “The Foundry Company.”

3	-more-

•

AMD announced the widespread availability and broad OEM, ISV, channel and system builder support for its 45nm Quad-Core AMD Opteron™ processor. HP, Dell, IBM and Sun Microsystems introduced more than a dozen new systems designed to take advantage of the new Quad-Core AMD Opteron™ processor’s superior virtualization performance, energy-efficiency and platform stability. Additionally, Microsoft® selected the new AMD processor for its Windows® Azure™ cloud computing service.

o	Quad-Core AMD Opteron processor-based servers captured the top VMmark virtualization performance scores for 2-, 4- and 8-socket servers while two-socket servers based on the new processor have achieved the four highest SPECweb2005 scores. SPECweb2005 is a leading performance indicator for Web 2.0 and Cloud Computing environments.

•

AMD Opteron processors now help drive seven of the Top 10 supercomputer systems in the world, including “Jaguar,” the first ever wholly x86-based supercomputer to achieve the petaflop performance milestone.

•

AMD announced the availability of the AMD platform for ultrathin notebooks, codenamed “Yukon”, based on the new AMD Athlon™ Neo processor, ATI Radeon™ X1250 integrated graphics and optional ATI Mobility Radeon™ HD 3410 discrete graphics. The first product offering based on the Yukon platform will be the HP Pavilion dv2 Entertainment Notebook PC, which was named “Best Notebook of CES” by Laptop magazine and is expected to be available in April.

•

AMD launched the “Dragon” platform for desktop PCs, featuring the new AMD Phenom™ II X4 processor. HP, Dell and Alienware plan to offer desktop systems based on the Dragon platform in the first quarter.

•

AMD continued to strengthen its leading-edge mobile graphics portfolio, with the introduction of the ATI Mobility Radeon 4000, the world’s first TeraFLOPS class visual compute power in a notebook. Asus, MSI and Toshiba all introduced new ATI Mobility Radeon 4000-powered laptops. Additionally, Alienware and OCZ both released notebooks utilizing AMD’s CrossfireX™dual-GPU configurations based on the ATI Radeon HD 3800 series.

4	-more-

•	AMD expanded ATI Radeon™ HD 4800 series with the launch of the ATI Radeon HD 4830, which delivers exceptional game performance and is designed for an expanded PC gaming market segment.

•

AMD announced plans to create, in partnership with OTOY, the “AMD Fusion Render Cloud”, a petaFLOPS-class supercomputer designed to process and electronically distribute HD video and gaming content to thin clients and handheld devices via HTML browsers when completed in the second half of 2009.

•

As part of the Company’s strategy to focus on x86 computing and graphics technologies, AMD completed the sale of its Digital TV (DTV) processor business to Broadcom Corporation for $141.5 million in cash and the sale of technology assets, intellectual property and resources that formed the basis of its Handheld business to Qualcomm for $65 million in cash.

AMD Teleconference

AMD will hold a conference call for the financial community at 2:00 p.m. PT (5:00 p.m. ET) today to discuss its fourth quarter financial results. AMD will provide a real-time audio broadcast of the teleconference on the Investor Relations page of its Web site at www.amd.com. The webcast will be available for 10 days after the conference call.

About AMD

Advanced Micro Devices (NYSE: AMD) is an innovative technology company dedicated to collaborating with customers and partners to ignite the next generation of computing and graphics solutions at work, home and play. For more information, visit http://www.amd.com

Cautionary Statement

This release contains forward-looking statements concerning the expected closing of The Foundry Company joint venture and the increased investment by the Mubadala Development Company, first quarter 2009 revenue, and the company’s breakeven goals, restructuring actions, asset smart strategy and its future products and technologies, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are commonly identified by words such as “would,” “may,” “expects,” “believes,” “plans,” “intends,” “projects,” and other terms with similar meaning. Investors are cautioned that the forward-looking statements in this release are based on current beliefs, assumptions and expectations, speak only as of the date of this release and involve risks and uncertainties that could cause actual results to differ materially from current expectations. Risks include the possibility that Intel Corporation’s pricing, marketing and rebating programs, product bundling, standard setting, new product

5	-more-

introductions or other activities targeting the company’s business will prevent attainment of the company’s current plans; global business and economic conditions will continue in their current state or worsen, resulting in lower than currently expected revenue in the first quarter of 2009 and beyond; the company’s Asset Smart strategy will not reach fruition or will be less beneficial than anticipated; the announced transaction for the formation of The Foundry Company and the associated fourth-party investment will not occur as anticipated; demand for computers and consumer electronics products and, in turn, demand for the company’s products will be lower than currently expected; customers stop buying the company’s products or materially reduce their demand for its products; the company will require additional funding and may not be able to raise funds on favorable terms or at all; the company’s restructuring efforts will not be effective; the company will be unable to develop, launch and ramp new products and technologies in the volumes and mix required by the market and at mature yields on a timely basis; there will be unexpected variations in market growth and demand for the company’s products and technologies in light of the product mix that it may have available at any particular time or a decline in demand; the company will be unable to transition to advanced manufacturing process technologies in a timely and effective way, consistent with planned capital expenditures; the company will be unable to maintain the level of investment in research and development and capacity that is required to remain competitive; and the company will be unable to obtain sufficient manufacturing capacity or components to meet demand for its products or will under-utilize its microprocessor manufacturing facilities. Investors are urged to review in detail the risks and uncertainties in the company’s Securities and Exchange Commission filings, including but not limited to the Quarterly Report on Form 10-Q for the quarter ended September 27, 2008.

AMD, the AMD Arrow logo, AMD Opteron, AMD Phenom, AMD Athlon and combinations thereof, and ATI, the ATI logo, FireGL, CrossFireX and Radeon are trademarks of Advanced Micro Devices, Inc. Other names are for informational purposes only and used to identify companies and products and may be trademarks of their respective owner.

6	-more-

Reconciliation of GAAP to Non-GAAP Net Loss1,2

(Millions except per share amounts)	Q4-08		Q3-08		Q4-07		2008		2007
GAAP net loss / EPS	$(1,424)	$(2.34)	$(127)	$(0.21)	$(1,772)	$(3.06)	$(3,098)	$(5.10)	$(3,379)	$(6.06)
Loss from discontinued operations	(10)	(0.02)	(150)	(0.25)	(474)	(0.82)	(684)	(1.12)	(551)	(0.99)
Income (loss) from continuing operations	(1,414)	(2.32)	23	0.04	(1,298)	(2.24)	(2,414)	(3.98)	(2,828)	(5.07)
ATI impairment of goodwill and acquired intangible assets	(684)	(1.12)	(2)	—	(1,132)	(1.96)	(1,089)	(1.79)	(1,132)	(2.03)
Incremental write-down of inventory	(227)	(0.37)	—	—	—	—	(227)	(0.37)	—	—
Process technology license revenue	—	—	191	0.31	—	—	191	0.31	—	—
Gain on sale of 200 millimeter equipment	—	—	—	—	—	—	193	0.32	—	—
Marketable securities net impairment charges	(21)	(0.03)	(9)	(0.01)	(69)	(0.12)	(66)	(0.11)	(111)	(0.20)
Amortization of acquired intangibles, integration and other charges	(30)	(0.05)	(30)	(0.05)	(50)	(0.09)	(137)	(0.23)	(254)	(0.46)
Restructuring charges	(50)	(0.08)	(9)	(0.01)	—	—	(90)	(0.15)	—	—
Tax benefit from ATI acquisition-related charges	—	—	—	—	46	0.08	—	—	46	0.08
The Foundry Company formation costs	(23)	(0.04)	(4)	(0.01)	(3)	(0.01)	(35)	(0.06)	(3)	(0.01)
Gain on debt buyback	39	0.06	—	—	—	—	39	0.06	—	—
Cost of fair value adjustment of acquired inventory	—	—	—	—	—	—	—	—	(25)	(0.04)
Debt issuance charges	—	—	—	—	—	—	—	—	(5)	(0.01)
Non-GAAP net loss	$(418)		$(114)		$(90)		$(1,193)		$(1,344)

7	-more-

Reconciliation of GAAP to Non-GAAP Operating Income (Loss)1,2

(Millions)	Q4-08	Q3-08	Q4-07	2008	2007
GAAP operating income (loss)	$(1,274)	$122	$(1,187)	$(1,955)	$(2,310)
ATI impairment of goodwill and acquired intangible assets	(684)	(2)	(1,132)	(1,089)	(1,132)
Incremental write-down of inventory	(227)	—	—	(227)	—
Process technology license revenue	—	191	—	191	—
Gain on sale of 200 millimeter equipment	—	—	—	193	—
Amortization of acquired intangibles, integration and other charges	(30)	(30)	(50)	(137)	(254)
Restructuring charges	(50)	(9)	—	(90)	—
The Foundry Company formation costs	(23)	(4)	(3)	(35)	(3)
Cost of fair value adjustment of acquired inventory	—	—	—	—	(25)
Non-GAAP operating loss	$(260)	$(24)	$(2)	$(761)	$(896)

Reconciliation of GAAP to Non-GAAP Gross Margin2

(Millions, except percentages)	Q4-08	Q3-08	Q4-07	2008	2007
GAAP Gross Margin	$272	$916	$769	$2,320	$2,189
GAAP Gross Margin %	23%	51%	44%	40%	37%
Incremental write-down of inventory	(227)	—	—	(227)	—
Process technology license revenue	—	191	—	191	—
Cost of fair value adjustment of acquired inventory	—	—	—	—	(25)
Non-GAAP Gross Margin	$499	$725	$769	$2,356	$2,214
Non-GAAP Gross Margin %*	43%	45%	44%	42%	38%

*	For Q3-08 and fiscal year 2008, the revenue number used in the gross margin percent calculation excludes $191 million of process technology license revenue

Segment Information

(Millions)	Q4-08	vs Q3-08	vs Q4-07	2008	vs 2007
Computing Solutions (including process technology license revenue in Q3-08)
Revenue	$873	-37%	-38%	$4,559	-3%
Microprocessor Units		down	down		down
Microprocessor Average Selling Prices (ASP)		down	down		down
Graphics (including game console royalties)
Revenue	$270	-30%	-8%	$1,165	17%
Graphic Processor Units		down	down		up
Graphic Processor Average Selling Prices (ASP)		up	up		up

8

ADVANCED MICRO DEVICES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Millions except per share amounts and percentages)

	Quarter Ended			Year Ended
	Dec. 27, 2008	Sept. 27, 2008	Dec. 29, 2007	Dec. 27, 2008	Dec. 29, 2007*
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net revenue	$1,162	$1,797	$1,737	$5,808	$5,858
Cost of sales	890	881	968	3,488	3,669

Gross margin	272	916	769	2,320	2,189
Gross margin %	23%	51%	44%	40%	37%
Research and development	465	438	455	1,848	1,771
Marketing, general and administrative	317	315	319	1,304	1,360
Amortization of acquired intangible assets and integration charges	30	30	50	137	236
Impairment of goodwill and acquired intangible assets	684	2	1,132	1,089	1,132
Restructuring charges	50	9	—	90	—
Gain on sale of 200 millimeter equipment	—	—	—	(193)	—

Operating income (loss)	(1,274)	122	(1,187)	(1,955)	(2,310)
Interest income	7	7	19	39	73
Interest expense	(89)	(87)	(95)	(366)	(367)
Other income (expense), net	37	(4)	1	22	(7)

Income (loss) from continuing operations before minority interest, equity in net loss of Spansion Inc. and other and income taxes	(1,319)	38	(1,262)	(2,260)	(2,611)
Minority interest in consolidated subsidiaries	(6)	(7)	(9)	(33)	(35)
Equity in net loss of Spansion Inc. and other	(20)	(9)	(69)	(53)	(155)

Income (loss) from continuing operations before income taxes	(1,345)	22	(1,340)	(2,346)	(2,801)
Provision (benefit) for income taxes	69	(1)	(42)	68	27

Income (loss) from continuing operations	$(1,414)	$23	$(1,298)	$(2,414)	$(2,828)
Income (loss) from discontinued operations, net of tax	(10)	(150)	(474)	(684)	(551)

Net income (loss)	$(1,424)	$(127)	$(1,772)	$(3,098)	$(3,379)

Net income (loss) per common share
Basic and diluted
Continuing operations	$(2.32)	$0.04	$(2.24)	$(3.98)	$(5.07)
Discontinued operations	$(0.02)	$(0.25)	$(0.82)	$(1.12)	$(0.99)

Basic and diluted net income (loss) per common share	$(2.34)	$(0.21)	$(3.06)	$(5.10)	$(6.06)

Shares used in per share calculation
Basic and diluted	609	608	579	607	558

*	Amounts for the year ended December 29, 2007 were derived from the December 29, 2007 audited financial statements, adjusted for discontinued operations.

ADVANCED MICRO DEVICES, INC.

CONSOLIDATED BALANCE SHEETS

(Millions)

	Dec. 27, 2008	Dec. 29, 2007*
	(Unaudited)
Assets
Current assets:
Cash, cash equivalents and marketable securities	$1,096	$1,889
Accounts receivable, net	320	640
Inventories	656	810
Prepaid expenses and other current assets	279	401
Deferred income taxes	28	64
Assets of discontinued operations	—	759

Total current assets	2,379	4,563
Property, plant and equipment, net	4,296	4,716
Goodwill	323	1,286
Acquisition related intangible assets, net	168	465
Other assets	509	520

Total Assets	$7,675	$11,550

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$631	$1,009
Accrued compensation and benefits	162	186
Accrued liabilities	785	821
Deferred income on shipments to distributors	50	101
Current portion of long-term debt and capital lease obligations	286	238
Other short-term obligations	86	—
Other current liabilities	226	270

Total current liabilities	2,226	2,625
Deferred income taxes	91	6
Long-term debt and capital lease obligations, less current portion	4,702	5,031
Other long-term liabilities	569	633
Minority interest in consolidated subsidiaries	169	265
Stockholders’ equity (deficit):
Capital stock:
Common stock, par value	6	6
Capital in excess of par value	6,002	5,921
Retained earnings (deficit)	(6,198)	(3,100)
Accumulated other comprehensive income	108	163

Total stockholders’ equity (deficit)	(82)	2,990

Total Liabilities and Stockholders’ Equity (Deficit)	$7,675	$11,550

*	Amounts for the year ended December 29, 2007 were derived from the December 29, 2007 audited financial statements, adjusted for discontinued operations.

ADVANCED MICRO DEVICES, INC.

SELECTED CORPORATE DATA (1)

(Unaudited)

(Millions except headcount and percentages)

	Quarter Ended			Year Ended
	Dec. 27, 2008	Sept. 27, 2008	Dec. 29, 2007	Dec. 27, 2008	Dec. 29, 2007
Segment Information from Continuing Operations
Computing Solutions (2)
Net revenue	$873	$1,391	$1,402	$4,559	$4,702
Operating income (loss)	$(431)	$143	$10	$(461)	$(712)
Graphics (3)
Net revenue	270	385	295	1,165	992
Operating income (loss)	(10)	47	15	12	(39)
All Other (4)
Net revenue	19	21	40	84	164
Operating income (loss)	(833)	(68)	(1,212)	(1,506)	(1,559)
Total from Continuing Operations
Net revenue	$1,162	$1,797	$1,737	$5,808	$5,858
Operating income (loss)	$(1,274)	$122	$(1,187)	$(1,955)	$(2,310)
Revenue Reconciliation
Revenue from continuing operations	$1,162	$1,797	$1,737	$5,808	$5,858
Revenue from discontinued operations	8	23	33	73	155

Total revenue	$1,170	$1,820	$1,770	$5,881	$6,013
Components of Discontinued Operations
Operating income (loss)	$(10)	$(15)	$2	$(74)	$(75)
Impairment of goodwill and acquired intangible assets	—	(135)	(476)	(609)	(476)
Restructuring charges	—	—	—	(1)	—

Total loss from discontinued operations	$(10)	$(150)	$(474)	$(684)	$(551)
Other Data
Depreciation & amortization (excluding amortization of acquired intangible assets)	$271	$266	$272	$1,068	$1,030
Capital additions	$112	$83	$264	$621	$1,683
Adjusted EBITDA (5)	$(271)	$406	$206	$313	$(64)
Headcount	14,652	15,460	16,420	14,652	16,420

(1)	Comparative amounts adjusted for discontinued operations except for headcount data.

(2)	Computing Solutions segment includes microprocessors, chipsets and embedded processors. For the year ended December 27, 2008 , the operating loss includes a $193M gain on the sale of 200 mm equipment. For the quarter ended Sept. 27, 2008 and year ended December 27, 2008, net revenue includes $191M in technology license revenue.

(3)	Graphics segment includes graphics, video and multimedia products developed for use in desktop and notebook computers, including home media PCs, professional workstations and servers. Starting in the quarter ended June 28, 2008 this segment also includes royalties received in connection with the sale of game console systems that incorporate the Company’s graphics technology. Prior periods have been recast to conform to current period presentation.

(4)	All Other category includes employee stock-based compensation expense and certain operating expenses and credits that are not allocated to the operating segments. Also included in this category are charges for the impairment of goodwill and acquired intangible assets, amortization of acquired intangible assets and integration, restructuring, severance; The Foundry Company formation costs; and the cost of fair value adjustment of acquired inventory. Details of these significant items are shown below. Starting in the quarter ended December 27, 2008, the All Other category includes the results of our Handheld business. Prior periods have been recast to conform to current period presentation.

Significant items in All Other

	Quarter Ended			Year Ended
	Q408	Q308	Q407	FY08	FY07
Impairment of goodwill and acquired intangible assets	$684	$2	$1,132	$1,089	$1,132
Amortization of acquired intangible assets and integration charges	30	30	50	137	236
Restructuring charges	50	9	—	90	—
The Foundry Company formation costs	23	—	—	23	—
Cost of fair value adjustment of acquired inventory	—	—	—	—	25
Severance charges	—	—	—	—	18

	$787	$41	$1,182	$1,339	$1,411

Employee stock-based compensation expense:

	Quarter Ended			Year Ended
	Q408	Q308	Q407	FY08	FY07
Cost of sales	$2	$2	$5	$10	$11
Research and development	10	10	11	44	50
Marketing, general and administrative	8	7	10	23	48

	$20	$19	$26	$77	$109

(5) Reconciliation of income (loss) from continuing operations to Adjusted EBITDA*

	Quarter Ended			Year Ended
	Q408	Q308	Q407	FY08	FY07
Income (loss) from continuing operations	$(1,414)	$23	$(1,298)	$(2,414)	$(2,828)
Impairment of goodwill and acquired intangible assets	684	2	1,132	1,089	1,132
Depreciation and amortization	271	266	272	1,068	1,030
Amortization of acquired intangible assets	30	29	47	136	208
Interest expense	89	87	95	366	367
Provision (benefit) for income taxes	69	(1)	(42)	68	27

Adjusted EBITDA	$(271)	$406	$206	$313	$(64)

*	The Company defines Adjusted EBITDA as income (loss) from continuing operations adjusted for impairment of goodwill and acquired intangible assets, depreciation and amortization, amortization of acquired intangible assets, interest expense and taxes. The Company calculates and communicates Adjusted EBITDA because management believes it is of interest to investors and lenders in relation to its overall capital structure and its ability to borrow additional funds. The Company’s calculation of Adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view Adjusted EBITDA as an alternative to the U.S. GAAP operating measure of net income (loss) or U.S. GAAP liquidity measures of cash flows from operating, investing and financing activities. In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows.